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EXHIBIT 11


COMPUTATION OF NET EARNINGS AND SHARES
USED IN ARRIVING AT NET EARNINGS PER SHARE
THREE MONTHS ENDED SEPTEMBER 30, 1997


                                                               Primary and Fully Diluted
                                                               -------------------------

                                                                  Three Months Ended
                                                                  September 30, 1997
                                                                  ------------------
     Earnings:

     Net earnings                                                        $  159,292
                                                                         ----------

     Less:  Dividends on preferred stock                                       --

     Net earnings applicable to common stock                             $  159,292
                                                                         ==========

     Computation of weighted number of shares outstanding:
     ----------------------------------------------------

     Shares outstanding on a diluted basis                                5,597,606
                                                                         ----------




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